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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-131904, 333-140878, 333-149496, 333-157512, 333-165264, 333-172358, 333-187199 and 333-197860 on Form S-8 of our reports dated March 16, 2015, relating to the consolidated financial statements of Global Cash Access Holdings, Inc. and subsidiaries and the effectiveness of Global Cash Access Holdings, Inc. and subsidiaries' internal control over financial reporting appearing in this Annual Report on Form 10-K of Global Cash Access Holdings, Inc. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP Las Vegas, Nevada March 16, 2015

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM